EXHIBIT 99.1

VALLEY BAPTIST HEALTH SYSTEM AND
VANGUARD HEALTH SYSTEMS FINALIZE JOINT VENTURE

Partnership will preserve the strong heritage and long-standing mission of Valley Baptist

HARLINGEN, TX and NASHVILLE, TN  September 1, 2011 --  Vanguard Health Systems, Inc.  (NYSE: VHS) and Valley Baptist Health System (VBHS) are pleased to announce today that they finalized the terms of their joint venture, effective September 1, 2011.  This announcement is the culmination of a process that began late last year.  Funded through a combination of loans and equity capital, Vanguard has acquired a 51% equity interest in the joint venture that acquired the assets of VBHS. Vanguard’s cash investment in the joint venture, funded with available cash on Vanguard’s balance sheet, was approximately $210 million, the proceeds of which were used by the joint venture to purchase the assets of VBHS. In addition, the joint venture assumed approximately $15 million of indebtedness and other liabilities and issued a 49% equity interest to VBHS.

“This partnership will ensure the continuation of Valley Baptist’s strong heritage, while at the same time bringing to bear the resources and benefits of our national scale,” stated Charlie Martin, Chairman and CEO of Vanguard.  “We look forward to providing the capital and strategic expertise needed to sustain and build upon the great clinical care provided by the employees, nurses and physicians at Valley Baptist.”

The Valley Baptist Foundation will remain the same, but with a new focus. In the past, the mission of the Foundation was to raise funds to support the infrastructure of Valley Baptist’s hospitals.  With the joint venture with Vanguard, the focus will be to identify and address the related health needs of the communities each hospital serves.

Vanguard has a proven track record of partnering with health systems and helping them to grow and prosper.  Its high-performance, value-driven culture helped the Baptist Health System in San Antonio significantly expand its services to the community, improve outcomes and increase satisfaction among patients, physicians and employees since its purchase by Vanguard in 2003.

Vanguard is deeply committed to medical education and trains a substantial number of interns and residents throughout its system each year.  “This experience complements Valley Baptist’s long-standing investment in professional medical education and positions us well to help serve the needs of the new Valley medical school,” stated Alan Johnson, Chairman of Valley Baptist Health System.

“Vanguard is well known and respected for its focus on patient care, satisfaction and safety, so this joint venture will benefit all VBHS stakeholders.   Vanguard’s national reputation for quality means that our patients, physicians and staff will have the resources to which they are accustomed plus the benefit of resources and access to additional capital that a national health care company can provide,” emphasized Mr. Johnson.  “We will be here to serve our communities for many generations to come.”

About Valley Baptist Health System  www.ValleyBaptist.net

Valley Baptist Health System is an 866-bed faith-based regional health system located in the Rio Grande Valley of Texas.  It is focused on improving the lives of the people it serves by providing high quality health care and medical education throughout South Texas guided by the healing and teaching ministry of Jesus Christ.

Valley Baptist extends many of its services beyond its facilities and into local communities, offering free screenings for the community, support groups and numerous educational opportunities.

VBHS generated revenues of approximately $510 million during its fiscal year ended August 31, 2010, and is expected to generate revenues of approximately $525 million for its fiscal year ended August 31, 2011.

About Vanguard Health Systems www.vanguardhealth.com

Vanguard owns and operates 26 acute care and specialty hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; San Antonio, Texas; Detroit, Michigan and Massachusetts. Vanguard’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets. Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets or to increase its presence in existing markets. Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital.

Cautionary Statement about Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the federal securities laws that are intended to be covered by the safe harbors created thereby. Forward-looking statements are those statements that are based upon management’s current plans and expectations as opposed to historical and current facts and are often identified in this release by use of words including but not limited to “may,” “believe,” “will,” “project,” “expect,” “estimate,” “anticipate,” and “plan.” These statements are based upon estimates and assumptions made by Vanguard’s management that, although believed to be reasonable, are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those expressed in any forward-looking statements.

These factors, risks and uncertainties include, but are not limited to, Vanguard’s high degree of leverage and interest rate risk; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in Vanguard’s debt agreements; Vanguard’s ability to generate cash necessary to service its debt; weakened economic conditions and volatile capital markets; potential liability related to disclosures of relationships between physicians and Vanguard’s hospitals; post-payment claims reviews by governmental agencies that could result in additional costs to Vanguard; Vanguard’s ability to grow its business and successfully implement its business strategies; Vanguard’s ability to successfully integrate the acquisition of substantially all of the assets of The Detroit Medical Center, Westlake Hospital and West Suburban Medical Center and future acquisitions or to recognize expected synergies from such acquisitions; potential acquisitions could be costly, unsuccessful or subject Vanguard to unexpected liabilities; conflicts of interest that may arise as a result of Vanguard’s control by a small number of stockholders; the highly competitive nature of the healthcare industry; governmental regulation of the healthcare industry, including potential reductions to Medicare and Medicaid reimbursement levels in general and with respect to the impact of the Budget Control Act of 2011 and other future deficit reduction plans; pressures to contain costs by managed care organizations and other insurers and Vanguard’s ability to negotiate acceptable terms with these third party payers; Vanguard’s ability to attract and retain qualified management and healthcare professionals, including physicians and nurses; the currently unknown effect on Vanguard of the major federal healthcare reforms enacted by Congress in March 2010 or other potential additional federal or state healthcare reforms; future governmental investigations; Vanguard’s inability to adequately enhance its facilities with technologically advanced equipment could adversely affect Vanguard’s revenues and market position; the availability of capital to fund Vanguard’s corporate growth strategy and improvements to Vanguard’s existing facilities; potential lawsuits or other claims asserted against Vanguard; Vanguard’s ability to maintain or increase patient membership and control costs of its managed healthcare plans; changes in general economic conditions nationally and regionally in the markets served by Vanguard; Vanguard’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; dependence on Vanguard’s senior management team and local management personnel; volatility of professional and general liability insurance for Vanguard and the physicians who practice at its hospitals and increases in the quantity and severity of professional liability claims; Vanguard’s ability to achieve operating and financial targets and to maintain and increase patient volumes and control the costs of providing services, including salaries and benefits, supplies and bad debts; increased compliance costs from further government regulation of healthcare and Vanguard’s failure to comply, or allegations of Vanguard’s failure to comply, with applicable laws and regulations; the geographic concentration of Vanguard’s operations; technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, healthcare services and shift demand for inpatient services to outpatient settings; a failure of Vanguard’s information systems would adversely impact its ability to manage its operations; costs and compliance risks associated with Section 404 of the Sarbanes-Oxley Act of 2002; material non-cash charges to earnings from impairment of goodwill associated with declines in the fair market values of Vanguard’s reporting units; volatility of materials and labor costs for, or state efforts to regulate, potential construction projects that may be necessary for future growth; changes in accounting practices; Vanguard’s ability to demonstrate meaningful use of certified electronic health record technology and to recognize revenues for the related Medicare or Medicaid incentive payments; and those factors, risks and uncertainties detailed in Vanguard’s filings from time to time with the Securities and Exchange Commission, including, among others, Vanguard’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition. Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Media Contacts:             Teri Retana, Assistant Vice President for Strategic Marketing & Communication
                                    Valley Baptist Health System; Phone: (956) 389-1950 or 371-1017
                                    teri.retana@valleybaptist.net   www.valleybaptist.net

                                    Trip Pilgrim, Chief Development Officer, Vanguard Health Systems
                                    Phone: (615) 665-6151
                                    tpilgrim@vanguardhealth.com   www.vanguardhealth.com

Investor Contact:            Gary Willis, Chief Accounting Officer, Vanguard Health Systems
                                    Phone: (615) 665-6098
                                    gwillis@vanguardhealth.com